PURE BIOSCIENCE, INC.

AMENDMENT AND WAIVER

August 23, 2017

This Amendment and Waiver (this “Amendment and Waiver”) to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) and Registration Rights Agreement (the “Registration Rights Agreement”), each dated as of December 1, 2016, entered into between Pure Bioscience, Inc. and the Purchasers thereto (the “Purchasers”) is entered into by the Company and the undersigned (“Purchaser”) as of the day written above.

WHEREAS, the Purchaser is an investor in that certain private placement financing (the “Private Placement”) by Pure Bioscience, Inc. (the “Company”) of 1,572,941 shares of the Company’s common stock (the “Offer Shares”) and warrants (the “Warrants”) to purchase 1,572,941 shares (the “Warrant Shares”, together with the Offer Shares, the “Shares”) of the Company’s common stock, pursuant to the terms and conditions of a Securities Purchase Agreement entered into between the Company and the investors in the Private Placement (the “Securities Purchase Agreement”). Any capitalized terms not defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

WHEREAS, the Purchaser currently holds 823,529 Shares and 823,529 Warrant Shares, which constitutes at least a majority in interest of the Shares and Warrants issued in the Private Placement.

WHEREAS, the Company intends to launch a tender offer pursuant to Schedule TO and an Offer to Amend and Exercise, among other documents (the “Tender Offer Documents”) to the holders of various of the Company’s warrants issued in 2014 and 2015 and the Warrants to induce such holders to exercise the warrants by offering to reduce the exercise prices under such warrants in return for shortening the expiration date of such warrants as described in the Tender Offer Documents (the “Tender Offer”).

WHEREAS, Section 4.12(a) of the Securities Purchase Agreement provides that until the earlier of (i) the six (6) month anniversary of the listing of the Common Stock on a national securities exchange and (ii) the twelve (12) month anniversary of the Effective Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents at an effective price per share less than the Per Unit Purchase Price (as defined in the Securities Purchase Agreement to be $0.85), unless the issuance is an Exempt Issuance.

WHEREAS, the definition of “Exempt Issuance” excludes from the prohibitions in Section 4 among other exclusions, the exercise of warrants then outstanding, provided that such securities have not been amended (including, without limitation, by any voluntary reduction by the Company of any exercise price, exchange price or conversion price).

WHEREAS, the Company filed a registration statement (the “Registration Statement”) pursuant to the Registration Rights Agreement entered into in the Private Placement.

WHEREAS, the Company is required and intends to file with the Securities and Exchange Commission a post-effective amendment to the Registration Statement on the same date that it files the Tender Offer Documents with respect to the proposed amendments to the Warrants (the “Post-Effective Amendment”).

WHEREAS, the Company is required to use its commercially reasonable best efforts to have the Post-Effective Amendment declared effective by the Securities and Exchange Commission as promptly as possible.

WHEREAS, the Purchasers have certain liquidated damages rights under Section 2(d) of the Registration Rights Agreement if the Registration Statement or prospectus to the Registration Statement is not available for more than an aggregate of 15 calendar days during any 12-month period.

WHEREAS, the Securities Purchase Agreement and Registration Rights Agreement each provides that any provision may be amended or waived by the Purchasers holding at least a majority in interest of the Shares and Registrable Securities, respectively, then outstanding.

NOW, THEREFORE, The COMPANY AND THE PURCHASER, on behalf of HIMSELF and his affiliates AND ALL THE PURCHASERS, in consideration of the mutual covenants and conditions contained herein hereby agree as follows:

(1)	That subsection (b) of definition of “Exempt Issuance” of the Securities Purchase Agreement shall be amended and replaced in its entirety as follows (with the amended language in underline):

“(b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended (including, without limitation, by any voluntary reduction by the Company of any exercise price, exchange price or conversion price) since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, provided, however, that solely the certain offer to amend and exercise by the Company on Schedule TO to reduce the exercise prices of those certain warrants issued in 2014, 2015 and 2017 and shorten the expiration date as described in the Schedule TO filed in August 2017 (which offer amends (i) the warrants issued in 2014 to reduce the exercise price from $0.75 per share to $0.60 per share, (ii) the warrants issued in 2015 to reduce the exercise price from $0.45 per share to $0.40 per share and (iii) the Warrants to reduce the exercise price from $1.25 per share to $0.85 per share) shall be an Exempt Issuance.”

(2)	That Section 4.12(a) of the Securities Purchase Agreement shall be amended and replaced in its entirety as follows (with the amended language in underline):

“(a) From the date hereof until the date the initial Registration Statement is declared effective by the Commission (the “Effective Date”), neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents. In addition, from the date hereof until the earlier of (i) the six (6) month anniversary of the listing of the Common Stock on a national securities exchange and (ii) the twelve (12) month anniversary of the Effective Date (provided, however, that if at least 60% of the then outstanding Warrants are exercised for cash in the tender offer by the Company described in the Schedule TO filed in August 2017, such date shall be extended until June 1, 2018), neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents at an effective price per share less than the Per Unit Purchase Price.”

(3)	To otherwise waive any rights that the Purchasers have pursuant to Section 4.12(a) or otherwise in Section 4.12 of the Securities Purchase Agreement solely in connection with the Tender Offer and the terms set forth in the Tender Offer Documents.

(4)	That the first sentence of Section 2(d) of the Registration Rights Agreement shall be amended and replaced in its entirety as follows (with the amended language in underline):

“If: (i) the Initial Registration Statement is not filed on or prior to its Filing Date (if the Company files the Initial Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 3(a) herein, the Company shall be deemed to have not satisfied this clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within ten (10) Trading Days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, or (iv) a Registration Statement registering for resale all of the Registrable Securities is not declared effective by the Commission by the Effectiveness Date of the Initial Registration Statement, or (v) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than an aggregate of fifteen (15) calendar days (or, solely in connection with (A) a “full review” by the Commission of a post-effective amendment to a Registration Statement in connection with the filing of the Company’s Annual Report on Form 10-K or (B) review by the Commission of a post-effective amendment to a Registration Statement in connection with that certain offer to amend and exercise by the Company on Schedule TO to reduce the exercise prices of those certain warrants issued in 2014, 2015 and 2017 and shorten the expiration date as described in the Schedule TO filed in August 2017 and only once during the term of this Agreement, more than an aggregate of forty five (45) consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (iv), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five (5) Trading Day period is exceeded, and for purpose of clause (iii) the date which such ten (10) Trading Day period is exceeded, and for purpose of clause (v) the date on which such fifteen (15) or forty five (45) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 1.5% multiplied by the aggregate Subscription Amount paid by such Holder pursuant to the Purchase Agreement.”

(5)	The Company hereby covenants and agrees that, within two business days following the date hereof, it shall cause the counsel to the Company to deliver to Transfer Agent such counsel’s unqualified opinion that Rule 144 is currently available for the holders of Offer Shares and Warrant Shares issued in the Private Placement to resell such Offer Shares and Warrant Shares without restriction or Securities Act legend and covenants that its counsel shall promptly update such opinion as needed for such opinion to remain effective and shall provide copies of such opinion to such holder of Offer Shares and Warrant Shares or such holder’s broker and such opinion or opinion(s) shall be without any charge to the Purchaser or any holder of Offer Shares and Warrant Shares. In addition, the Company hereby covenants and agrees to use commercially reasonable best efforts to have the Post-Effective Amendment declared effective by Securities and Exchange Commission as promptly as possible after filing.

(6)	The effectiveness of the amendments and the waivers of Purchaser set forth in Sections 1, 2, 3 and 4 above are subject to the Company offering in the Tender Offer to (i) amend the 2014 Warrants to reduce the exercise price from $0.75 to $0.60 per share, (ii) amend the 2015 Warrants to reduce the exercise price from $0.45 to $0.40 per share and (iii) amend the Warrants to reduce the exercise price from $1.25 per share to $0.85 per share, in exchange for shortening the expiration date (among other amendments) of such warrants as set forth in the Tender Offer Documents previously provided to Purchaser via Garden State Securities Inc.

(7)	Miscellaneous

a.	This Amendment and Waiver shall be governed in all respects by the internal laws of the State of New York.

b.	Except as otherwise expressly provided herein, the Securities Purchase Agreement and Registration Rights Agreement shall remain in full force and effect.

c.	Each party to this Amendment and Waiver hereby agrees to perform any further acts and to execute and deliver any further documents that may be necessary or required to carry out the intent and provisions of this Amendment and Waiver and the transactions contemplated hereby.

d.	This Amendment and Waiver may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment and Waiver effective as of the first date written above.

COMPANY

Pure Bioscience, Inc.

By:
Name:	Hank Lambert
Title	Chief Executive Officer

PURCHASER